UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2021

FAT Brands Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38250	82-1302696
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

9720 Wilshire Blvd., Suite 500 Beverly Hills, CA	90212
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 319-1850

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	FAT	The Nasdaq Stock Market LLC
Class B Common Stock	FATBB	The Nasdaq Stock Market LLC
Series B Cumulative Preferred Stock	FATBP	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	FATBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry Into a Material Definitive Agreement.

On August 25, 2021, FAT Brands Inc. (the “Company”) entered into an agreement with Trojan Investments LLC (“Trojan”) to exchange all of the Company’s outstanding shares of Series A Fixed Rate Cumulative Preferred Stock (“Series A Shares”), all of which are held by Trojan, plus accrued dividends thereon for newly issued shares of Series B Cumulative Preferred Stock (“Series B Shares”) pursuant to a Preferred Stock Exchange Agreement (the “Exchange Agreement”). The liquidation preference of the Series A Preferred Shares is $100.00 per share or $8,000,000 in the aggregate, and the accrued dividends thereon amounted to $1,563,978. Under the Exchange Agreement, the Company exchanged all 80,000 Series A Shares plus accrued dividends thereon for 478,199 Series B Shares at an exchange rate of $20.00 per share, effective August 25, 2021.

Concurrently with the Exchange Agreement, Trojan entered into a Put Option Agreement (the “Put Option Agreement”) with the Company’s principal stockholder, Fog Cutter Holdings, LLC (“Fog Cutter”), pursuant to which Trojan was granted the right, for a period of one year after August 25, 2021, to sell to Fog Cutter all or any portion of the Series B Shares at $25.00 per share. The Company is not a party to the Put Option Agreement. If Trojan exercises such put option, Fog Cutter would have up to 180 days to consummate such sale. Fog Cutter did not receive any consideration for entering into the Put Option Agreement.

The above descriptions of the Exchange Agreement and Put Option Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements filed herewith as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The transaction described above was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the exemptions for transactions by an issuer not involving any public offering under Sections 3(a)(9) and 4(a)(2) of the Securities Act, Rule 506 thereunder, and in reliance on similar exemptions under applicable state laws.

Item 3.03	Material Modification to Rights of Security Holders.

The disclosure set forth under Item 5.03 below is incorporated by reference into this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change In Fiscal Year.

On August 24, 2021, the Company filed a Certificate of Amendment (the “Amendment”) to its Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware which increased the Company’s authorized shares of preferred stock from 5,000,000 shares to 15,000,000 shares. The full text of the Amendment is filed herewith as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to Second Amended and Restated Certificate of Incorporation, filed August 24, 2021
10.1	Preferred Stock Exchange Agreement, dated August 25, 2021, by and between FAT Brands Inc. and Trojan Investments, LLC
10.2	Put Option Agreement, dated August 25, 2021, by and between Trojan Investments, LLC and Fog Cutter Holdings, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 30, 2021

FAT Brands Inc.

By:	/s/ Kenneth J. Kuick
Kenneth J. Kuick
Chief Financial Officer